Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-214418 and 333-216567) and Form S-8 (Nos. 333-207694, 333-209992 and 333-215795) of CytomX Therapeutics, Inc. of our report dated March 7, 2018, with respect to the financial statements of CytomX Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Redwood City, California

March 7, 2018